UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 20, 2006

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ 07205
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (973) 282-2000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective June 20, 2006, the board of directors of Glowpoint, Inc. (“Glowpoint”) appointed Aziz Ahmad, 43, to serve on the board of directors and as alternate member of the audit, nominating and compensation committees. Mr. Ahmad's term is scheduled to expire at the annual meeting of stockholders in 2008. Mr. Ahmad will be compensated in accordance with Glowpoint’s director compensation plan.

Mr. Ahmad is co-founder and a board member of Netria Systems, a joint venture between Vonair and Broadsoft that develops client management solutions for service providers of converged networks solutions. He is also the CEO and co-founder of Vonair, a firm focused on developing client applications for the Voice over IP and Video IP wireline and wireless markets, and CEO of UTC Associates, a systems and network integration professional services company. Prior to those positions, Mr. Ahmad was a director with ThruPoint, Inc., a network design and development firm where he focused on multiservices broadband technology and packetized voice. He holds B.E. and M.E. degrees in Electrical Engineering from The City College of New York.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

	Exhibit No.	Description

	Exhibit 99.1	Press release dated June 22, 2006 announcing the appointment of Mr. Ahmad to the board and as alternate member of the audit, nominating and compensation committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date: June 22, 2006	By:	/s/ Michael Brandofino
Michael Brandofino
Chief Executive Officer and President